UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 26, 2025

SHARPLINK GAMING, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41962	87-4752260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 293-0619

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On May 26, 2025, SharpLink Gaming, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement offering (the “Offering”) an aggregate of (i) 58,699,760 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $6.15 per share, and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 10,400,553 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an offering price of $6.1499 per Pre-Funded Warrant. Each of the Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per Pre-Funded Warrant Share, immediately exercisable, and may be exercised at any time until all of the Pre-Funded Warrants issued in the Offering are exercised in full. Each Purchaser’s ability to exercise its Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the sole placement agent in connection with the Offering.

The Company’s Chief Executive Officer, Rob Phythian, is purchasing $150,000 of shares of Common Stock in the Offering, and the Company’s Chief Financial Officer, Robert DeLucia, is purchasing $50,000 of shares of Common Stock in the Offering, each at a per share price of $6.72, which is equal to the consolidated closing bid price of the Common Stock on May 23, 2025.

The Common Stock, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Stock, the Pre-Funded Warrants and the Pre-Funded Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Pursuant to the Securities Purchase Agreements, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or file any registration statement or any amendment or supplement thereto, for a period of 30 days after the effective date of the Resale Registration Statement (as defined below), subject to certain customary exceptions. The Company also agreed not to undertake any reclassifications of its Common Stock, such as a reverse or forward stock split, without the written consent of Purchasers holding a majority in interest of the shares issued or issuable to each Purchaser under the Securities Purchase Agreements, for a period of one year following the closing of the Offering, provided such consent will not be required to conduct a reverse stock split to maintain listing of the Common Stock on The Nasdaq Capital Market. Upon closing, Consensys Software Inc. (“Consensys”), a Purchaser in the Offering and the Company’s strategic advisor (as described below), will have the right to nominate one person to serve on the Company’s Board of Directors (the “Board”), whom, if duly elected by our stockholders, shall become Chairman of the Board, so long as Consensys holds 10% of the Company’s Common Stock or Common Stock equivalents purchased by Consensys in the Offering. Any increase to the number of directors serving on the Board after the date of the Securities Purchase Agreement, other than to add Consensys’ nominee (the “Consensys Director”) to the Board, will require the consent of the majority of the Board, including the Consensys Director. As described in Item 5.02 below, the Board elected to increase the size of the Board and appointed the Consensys Director.

The Company intends to use the proceeds from the Offering to acquire the native cryptocurrency of the Ethereum blockchain commonly referred to as “ETH” pending identification of working capital needs and other general corporate purposes. The Offering closed on May 30, 2025.

Placement Agency Agreement

The Company also entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P., dated May 26, 2025, pursuant to which A.G.P agreed to serve as the exclusive placement agent for the Company in connection with the Offering. The Company agreed to pay A.G.P a cash fee equal to (i) 7.0% of the aggregate gross cash proceeds up to the first $100 million of gross proceeds received in the Offering; (ii) 5.0% of the aggregate gross proceeds up to the second $100 million in gross proceeds received in the Offering; and (iii) 3.0% of the aggregate gross proceeds in excess of $200 million in gross proceeds received in the Offering. The Company also agreed to issue A.G.P. warrants (the “Placement Agent Warrants”) to purchase up to 2,764,013 shares of Common Stock (equal to 4.0% of the securities sold in the offering) (the “Placement Agent Warrant Shares”), at a price per share equal to $7.688. In addition, the Company agreed to reimburse A.G.P for accountable expenses in an amount of $200,000 for its legal fees in connection with the Offering, as well as non-accountable expenses incurred by A.G.P for up to $25,000 in connection with the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to securities issuance restrictions equivalent to the restriction contained in the Securities Purchase Agreements.

The Placement Agency Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

The Placement Agent Warrants and the Placement Agent Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Registration Rights Agreement

Concurrently with entering into the Securities Purchase Agreements and the Placement Agency Agreement, on May 26, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a registration statement (the “Resale Registration Statement”), within 15 days of the closing of the Offering, providing for the resale by the Purchasers of the shares of Common Stock and Pre-Funded Warrant Shares and to have such registration statement declared effective within 30 days of its filing date (or 60 days, if the Securities and Exchange Commission conducts a full review), and to maintain the effectiveness of such registration statement until all securities registered pursuant to the Resale Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Asset Management Agreements

Additionally, on May 30, 2025 (the “AMA Effective Date”), the Company entered into Asset Management Agreements (the “Asset Management Agreements”) with each of Galaxy Digital Capital Management LP and ParaFi Capital LP (the “Asset Managers”). Each Asset Manager shall provide discretionary investment management services with respect to, among other assets (including without limitation certain subsequently raised funds), the Company’s proceeds from the Offering (the “Account Assets”) in accordance with the terms of the applicable Asset Management Agreement. The Asset Managers will pursue a long-only investment strategy investing primarily in ETH, which strategy may include staking, restaking and liquid staking ETH to improve returns (the “ETH Strategy”). The ETH Strategy (and its risk-adjusted returns) will be overseen by the Company’s Chief Investment Officer (“CIO”). The custodians under the Asset Management Agreements will consist of Anchorage, Coinbase Prime and other cryptocurrency wallet providers agreed to by the Company and the Asset Managers.

The Company shall pay each Asset Manager a tiered asset-based fee (the “Asset-based Fee”) ranging from 0.25% to 1.25% per annum of each Asset Manager’s Account Assets under management; provided, however, that the minimum Asset-based Fee payable to each Asset Manager in any given year shall be $1.25 million. The Asset-based Fee shall be calculated and invoiced to the Company on the first business day of each calendar month in arrears for the previously-concluded month, as determined by the Asset Manager in a commercially reasonable manner and in good faith, by reference to such pricing source as agreed between the Asset Manager and the Company from time to time. For any asset prices not available on Coinbase, the Asset Manager shall determine the value of such assets in a commercially reasonable manner and in good faith by reference to reputable industry sources. The Company must pay each invoice from the Asset Manager no later than ten (10) business days after the Company receives an invoice.

Each Asset Management Agreement will, unless terminated earlier in accordance with its terms, remain in effect until the third (3rd) anniversary the AMA Effective Date. Beginning on the first (1st) anniversary of the AMA Effective Date, each Asset Management Agreement may be terminated upon at least ninety (90) days prior written notice to the other party (A) by the Company at the good faith discretion of the Company’s CIO if the Asset Manager has underperformed according to such CIO’s internal objective metrics, as agreed with the Asset Manager or (B) by the Asset Manager for any reason. Additionally, the Asset Management Agreement may be terminated at any time for cause (i) by the Company upon at least thirty (30) days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Company.

Strategic Advisor Agreement

On May 30, 2025 (the “SAA Effective Date”) the Company also entered into a Strategic Advisor Agreement (the “Strategic Advisor Agreement”) with Consensys to expand and diversify the Company’s business operations through the integration of cryptocurrency and digital asset strategies in both its product offerings and as part of its treasury management strategy. Pursuant to the Strategic Advisor Agreement, Consensys will provide the Company with technical advisory services regarding the digital asset ecosystem, including ETH and related technologies, developments in the digital asset and crypto gaming industries, the selection of third-party vendors with respect to asset management and related digital asset services, and other strategic advice regarding the Company’s digital assets treasury operations.

As compensation for services rendered by Consensys under the Strategic Advisor Agreement, upon the closing of the Offering, the Company shall issue warrants (the “Strategic Advisor Warrants”) to the Strategic Advisor to purchase 3,455,019 shares of Common Stock (the “Strategic Advisor Warrant Shares”) at various prices per share of Common Stock as follows: (i) 1,382,007 shares of Common Stock at an exercise price of $6.15 per share of Common Stock; (ii) 691,004 shares of Common Stock at an exercise price of $6.765 per share of Common Stock; (iii) 691,004 shares of Common Stock at an exercise price of $7.38 per share of Common Stock; and (iv) 691,004 shares of Common Stock at an exercise price of $7.995 per share of Common Stock. The Strategic Advisor Warrants are exercisable at any point on or prior to 5:00 p.m. (New York City time) on May 30, 2030. Consensys’ ability to exercise the Strategic Advisor Warrants in exchange for Strategic Advisor Warrant Shares is subject to certain beneficial ownership limitations set forth therein.

The Strategic Advisor Agreement will, unless earlier terminated in accordance with its terms, continue in effect for a period of three (3) years beginning on the SAA Effective Date (the “Term”). Either the Company or Consensys may terminate the Strategic Advisor Agreement for cause immediately upon written notice if the other party: (i) materially breaches the Strategic Advisor Agreement; and (ii) fails to cure such breach within thirty (30) days after receiving written notice of the breach. Both the Company and Consensys may mutually agree in writing to terminate the Strategic Advisor Agreement at any point during the Term. If the Strategic Advisor Agreement is terminated for cause or by mutual agreement, Consensys will cease providing technical advisory services and the Company will pay Consensys any fees due and payable under the Strategic Advisor Agreement up to the date of termination.

The Strategic Advisor Agreement also contains customary representations and warranties, confidentiality provisions, and limitations on liability.

The Strategic Advisor Warrants and the Strategic Advisor Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The foregoing summaries of the Pre-Funded Warrants, the Strategic Advisor Warrants, the Placement Agent Warrants, the Securities Purchase Agreements, the Placement Agency Agreement, the Registration Rights Agreement, the Asset Management Agreement, and the Strategic Advisor Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 relating to the issuance of the shares of Common Stock, the Pre-Funded Warrant Shares, the Placement Agent Warrant Shares and the Strategic Advisor Warrant Shares is hereby incorporated by reference into this Item 3.02.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2025, the Board approved, subject to the closing of the Offering, the increase of the size of the Company’s Board from four to five directors. The Board elected Joseph Lubin as a director to fill the newly created director position, subject to the closing of the Offering. The Board also elected Joseph Lubin as Chairman of the Board, subject to his appointment. The Board believes Mr. Lubin is qualified to serve as a director and Chairman of the Board due to his extensive experience in Ethereum and cryptocurrency technology. He is also regarded as a leader in financial investments and treasury strategies over the past 26 years.

Mr. Lubin has served since 2014 as the founder and Chief Executive Officer of Consensys, a blockchain venture studio and one of the largest and fastest-growing companies in the blockchain technology space, building developer tools, decentralized applications and solutions for enterprises and solutions. He is the co-founder of the blockchain computing platform Ethereum. Prior to founding Ethereum and Consensys, Mr. Lubin held various positions in the investment and technologies space, including Director of the New York office of Blacksmith Software Consulting and Vice President of Technology in Private Wealth Management at Goldman Sachs. In 2017, he was named to CoinDesk’s “Most Influential in Blockchain” list. Mr. Lubin holds a Bachelor of Science degree in electrical engineering and computer science from Princeton University, where he also worked in the Princeton Robotics Lab upon graduation.

Item 8.01 Other Events.

On May 27, 2025, the Company issued a press release announcing the Offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Strategic Advisor Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement, dated as of May 26, 2025, between SharpLink Gaming, Inc. and each Purchaser (as defined therein)
10.2	Placement Agency Agreement, dated May 26, 2025, between SharpLink Gaming, Inc. and A.G.P/Alliance Global Partners
10.3	Form of Registration Rights Agreement, dated as of May 26, 2025, between SharpLink Gaming, Inc. and each Purchaser (as defined therein)
10.4^	Form of Asset Management Agreement, dated May 30, 2025, between SharpLink Gaming, Inc. and an Asset Manager (as defined therein)
10.5^	Form of Asset Management Agreement, dated May 30, 2025, between SharpLink Gaming, Inc. and an Asset Manager (as defined therein)
10.6	Strategic Advisor Agreement, dated May 30, 2025, between SharpLink Gaming, Inc. and Consensys Software Inc.
99.1	Press Release dated May 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^ Certain identified information in the exhibit has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to SharpLink Gaming, Inc. if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

Date: May 30, 2025	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer